Exhibit 99.1

LQR House Announces Declaration of a 50% Stock Dividend

MIAMI BEACH, FL / ACCESSWIRE / February 1, 2024 / LQR House Inc. (the “Company” or “LQR House”) (NASDAQ:LQR), a niche ecommerce platform specializing in the spirits and beverage industry, announces the declaration by its Board of Directors of a 50% stock dividend (i.e., issuance of one additional share for each two shares held by a shareholder on the record date) for distribution to all of the Company’s shareholders of record at the close of business on February 12, 2024. The Company’s Board of Directors declared the dividend at a follow-up meeting board meeting to discuss a previously proposed cash dividend of up to $1 per share and reflects the Board's commitment to shareholder value and its belief in the Company’s prospects.

Sean Dollinger, CEO of LQR House, stated, “We believe that the Board's unanimous decision to declare this stock dividend demonstrates our commitment to rewarding shareholders. Despite the deferral of the earlier proposed dividend, our dedication to giving back to our supporters remains unwavering. The Board reconvened on January 30th with the shared goal of showing appreciation to those who have stood by us. Importantly, this stock dividend will have no dilutive impact on LQR House’s current shareholders.” Dollinger further affirmed the Company's principle of honoring commitments, stating, “At LQR House, we intend to uphold our promises and consistently deliver on our commitments. We believe that this stock dividend is a testament to our gratitude for the ongoing support from our shareholders.”

LQR House shareholders are not required to take any action with respect to the distribution of the stock dividend.

The LQR House team remains focused on creating value and looks forward to a prosperous future in the spirits and beverage industry.

About LQR House Inc.

LQR House intends to become a prominent force in the wine and spirits e-commerce sector, epitomized by its flagship alcohol marketplace, cwspirits.com. This platform seamlessly delivers a diverse range of emerging, premium, and luxury spirits, wines, and champagnes from esteemed retail partners like Country Wine & Spirits. Functioning as a technology-driven hub, LQR House utilizes software, data analytics, and artificial intelligence to elevate the consumer experience. CWSpirits.com stands out as the go-to destination for modern, convenience-oriented shoppers, providing a curated selection of alcohol products delivered to homes across the United States. Beyond its role as an e-commerce leader, LQR House is a marketing agency with a specialized focus on the alcohol industry. The company measures campaign success by directly correlating it with sales on CWSpirits.com, demonstrating a proven return on investment. Backed by an influential network of over 550 figures in the alcohol space, LQR House strategically drives traffic to CWSpirits.com, enhancing brand visibility. LQR House intends to disrupt the traditional landscape of the alcohol industry, driven by its dedication to providing an unparalleled online purchasing experience and delivering tailored marketing solutions.

Forward-Looking Statements

Certain statements in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Shareholders can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations that arise after the date hereof, except as may be required by law. These statements are subject to uncertainties and risks including, but not limited to, the uncertainties related to market conditions, and other factors discussed in the “Risk Factors” section of the registration statements on Form S-1 filed with the SEC and other filings with the SEC. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statements on Form S-1 and other filings with the SEC. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov.

Investor and Media Contact:

info@lqrhouse.com